BANNER
CORPORATION

SIUSLAW
FINANCIAL
GROUP

Building Value at Banner

Acquisition of Siuslaw Financial Group, Inc.
Investor Presentation
August 7, 2014

Safe Harbor Page

When used in this presentation and in other documents filed with or furnished to the Securities and Exchange Commission (the "SEC"), in press releases or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "believe," "will," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made. These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements. Statements about the expected timing, completion and effects of the proposed merger and all other statements in this release other than historical facts constitute forward-looking statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from the proposed merger of Banner Corp. ("Banner") and Siuslaw Financial Group, Inc. ("Siuslaw") might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the requisite shareholder and regulatory approvals for the Banner-Siuslaw merger might not be obtained; (3) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans originated and loans acquired from other financial institutions; (4) results of examinations by regulatory authorities, including the possibility that any such regulatory authority may, among other things, require increases in the allowance for loan losses or writing down of assets; (5) competitive pressures among depository institutions; (6) interest rate movements and their impact on customer behavior and net interest margin; (7) the impact of repricing and competitors' pricing initiatives on loan and deposit products; (8) fluctuations in real estate values; (9) the ability to adapt successfully to technological changes to meet customers' needs and developments in the market place; (10) the ability to access cost-effective funding; (11) changes in financial markets; (12) changes in economic conditions in general and in Washington, Idaho and Oregon in particular; (13) the costs, effects and outcomes of litigation; (14) new legislation or regulatory changes, including but not limited to the Dodd-Frank Act and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act and the implementation of the Basel III capital standards, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (15) changes in accounting principles, policies or guidelines; (16) future acquisitions by Banner of other depository institutions or lines of business; and (17) future goodwill impairment due to changes in Banner's business, changes in market conditions, or other factors. Banner does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Additional Information Banner will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction. The registration statement will include a proxy statement of Siuslaw that also constitutes a prospectus of Banner, which will be sent to the shareholders of Siuslaw. Shareholders are advised to read the proxy statement/ prospectus when it becomes available because it will contain important information about Banner, Siuslaw and the proposed transaction. When filed, this document and other documents relating to the merger can be obtained free of charge from the SEC's website at www.sec.gov. These documents also can be obtained free of charge by accessing Banner's website at http://www.bannerbank.com/AboutUs/InvestorRelations/SecuritiesandExchangeCommission(SEC)Filings/Pages/default.aspx or by accessing Siuslaw's website at http://www.siuslawbank.com/Investor-Relations.aspx. Alternatively, these documents, when available, can be obtained free of charge from Banner upon written request to Banner Corporation, Attn: Investor Relations, 10 South First Avenue, Walla Walla, Washington 99362 or by calling (509) 527-3636, or from Siuslaw, upon written request to Siuslaw Financial Group, Inc., Attn: Investor Relations, P.O. Box 280, Florence, OR 97439 or by calling (541) 997-3486.

Transaction Highlights

Transaction Rationale

- Strong $309 million deposit franchise with 0.13% cost of funds (Q2 2014)
- Consistent earnings performance at ~ 1.0% ROAA
- Builds presence in Eugene and Lane County
- Complements recent acquisition of nearby Oregon branches
- Adds talented relationship bankers in Willamette Valley

Low Execution Risk

- Comprehensive due diligence and conservative loan underwriting
- Conservative financial modeling
- Similar customer-centric cultures and commitment to communities served
- Banner has capable, experienced conversion and integration team
- Continued strong pro forma capital position

Enhances Shareholder Value

- Adds scale to Banner's Super Community Bank model and regional presence
- Immediately accretive to EPS (excluding one-time transaction costs)
- Potential earnings enhancements from expanded product offerings (anticipated but not modeled)
- Expected IRR greater than 15%
- Appropriately priced transaction

Excellent Geographic Fit



BANR
SFGP
Seattle
Spokane
Portland
Boise

Expanded Regional Presence

Lane County Deposits as of June 30, 2014	No. of Offices	Deposits ($000)	Market Share
Pacific Continental Bank	8	$ 694,689	16.67%
Umpqua Bank	12	691,069	16.58
Wells Fargo Bank, NA	9	634,468	15.22
U.S. Bank NA	18	619,322	14.86
Siuslaw Bank *(Banner)*	10	303,680	7.29
JPMorgan Chase Bank, NA	9	251,465	6.03
KeyBank NA	8	222,492	5.34
Bank of America, NA	4	184,019	4.41
Washington Federal	3	141,052	3.38
Summit Bank	1	124,961	3.00
Bank of the Cascades	5	119,374	2.86
Oregon Pacific Bank	3	109,377	2.62
Citizens Bank	3	48,207	1.16
Columbia State Bank	2	24,113	0.58
⋮	⋮	⋮	⋮
Institutions in Market: 14	95	$ 4,168,288	100.00%

Source: FDIC Deposit Maket Share Report

Rank	Oregon Deposits as of June 30, 2014	No. of Offices	Deposits ($000)	Market Share
1	U.S. Bank NA	196	$ 12,071,085	20.60%
2	Wells Fargo Bank, NA	126	9,434,782	16.10
3	Bank of America, NA[1]	72	8,826,991	15.06
4	Umpqua Bank[2]	128	5,987,423	10.22
5	JPMorgan Chase Bank, NA	118	4,516,040	7.71
6	KeyBank NA	79	3,249,570	5.55
7	Columbia State Bank	73	2,309,155	3.94
8	Washington Federal[1]	53	2,106,221	3.59
9	Bank of the Cascades[3]	29	1,251,357	2.14
10	**Banner Bank + Siuslaw Bank**	**31**	**1,136,993**	**1.94**
10	Bank of the West	30	1,099,102	1.88
11	Pacific Continental Bank	12	870,897	1.49
12	Banner Bank[4]	21	833,313	1.42
13	AmericanWest Bank	18	421,992	0.72
14	Citizens Bank	14	404,324	0.69
15	Union Bank, NA	3	395,982	0.68
16	Evergreen Federal S & L Assn	6	335,918	0.57
17	Siuslaw Bank	10	303,680	0.52
	⋮	⋮	⋮	⋮
	Institutions in Market: 55	1,100	$ 58,598,885	100.00%

[1] *Bank of America adjusted for branch sale to Washington Federal*
[2] *Umpqua Bank includes Sterling Savings Bank and adjusted for branch divestiture*
[3] *Bank of the Cascades includes Home Federal Bank*
[4] *Banner Bank includes branch acquisition from Sterling Savings Bank*

Siuslaw Financial Group, Inc.

Overview

- 50-year-old community bank focused on commercial customers
- Deep customer relationships
- Consistent earnings performance with 1.04% return on average assets for first 6 months of 2014
- Exceptional low cost core deposit franchise
- 10 offices serving Lane County surrounding Eugene

Financial Metrics 6/30/14 ($ 000's)

Assets	$ 359,964	ROAA[1]	0.96%
Net Loans	242,270	Cost of Funds[1]	0.15%
Deposits	309,371	Efficiency Ratio[1]	75.14%
Equity	38,371	Loans / Deposits	79.12%
Net Income[1]	3,394		

[1]Last twelve months

Loan Mix


4%
11%
28%
44%
13%
Commercial & Ind
Owner-Occupied CRE
Residential R/E
Other R/E
Consumer & Other

Deposit Mix


8%
15%
30%
26%
21%
Non-Interest DDA
NOW Accounts
Money Market
Other Savings
Time Deposits

Transaction Overview

Consideration	• Approximately 90% stock / 10% cash consideration mix • Fixed exchange ratio of 0.32231 BANR shares and $1.41622 cash per SFGP share • Aggregate value of $57.465 million based on August 7th BANR closing price of $39.14 per share
Valuation	• 150% of Tangible Book Value • 16.9X TTM Earnings
Anticipated Closing	• Latter part of fourth quarter 2014
Closing Conditions	• Customary regulatory approvals • SFGP shareholder approval
Due Diligence	• Completed extensive due diligence review

Financial Overview

Cost Savings	• Approximately 20% of SFGP's 2014 projected non-interest expense • 75% achievement in 2015, 100% achievement in 2016+
Transaction Costs	• One-time costs: ~$2.8 million after-tax
Fair Market Value and Accounting Adjustments	• Loan portfolio: −$5.4 million or ~2.0% of gross loans • Fixed assets: +$2.0 million • TRPS: −$1.7 million or ~20% (20-yr SL) • CDI: +$5.6 million or 2.0% of core deposits (10-yr SYD)
Attractive Financial Returns	
EPS Accretion	• Normalized EPS accretion of ~2%
Tangible Book Value Dilution Payback	• ~1% dilutive to tangible book value per share at closing • ~3½-year earn-back period
Internal Rate of Return	• > 15%
Pro Forma Capital	• TCE/TA: ~11.6% • Tier 1 Leverage: ~13.2% • Total RBC Ratio: ~16.8%

Executive Summary

- Adds $309 million in low cost deposits from attractive markets
  - Provides entry into I-5 corridor Willamette Valley market
  - Provides 10 branches with meaningful market share in Lane County
  - Complements existing Portland operations and 6 branches recently acquired in Western Oregon
  - Good cultural fit with long-standing client relationships
- Siuslaw Bank is a conservatively run, solidly performing bank
  - ROAA of 1.04% in first half of 2014
  - Solid balance sheet with strong capital ratios and loan loss reserves
- Adds value for BANR shareholders
  - Adds scale to Banner franchise
  - Immediately accretive to earnings per share
  - Additional revenue opportunities